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                      SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.



                                   FORM 8-K



                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934





                                February 14, 2000
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)





                            1st Net Technologies, Inc.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter



        Colorado                   0-27145               33-0756798
---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number



             11423 West Bernardo Ct., San Diego, California  92127
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code



                                (858) 675-4449
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code



                                Not Applicable
         -------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5.  OTHER EVENTS

     On January 14, 2000, 1st Net Technologies, Inc., a Colorado corporation (the "Registrant" or the "Company"), and Spirit 32 Development Corporation, a Colorado corporation ("Spirit 32"), entered into a Technology Purchase Agreement. Pursuant to the terms of the Technology Purchase Agreement, the Company and Spirit 32 terminated the Stock Acquisition Agreement entered into by both parties on January 22, 1999 and released each other from any liability which may have arisen under the terms of the Stock Acquisition Agreement. As a result of the Technology Purchase Agreement, the Stock Acquisition Agreement was deemed to have been rescinded as of January 22, 1999.

     The Technology Purchase Agreement provides that Spirit 32 sell all of its rights, title and interest in the Mariah Internet Protocol Telecomputing Project, the Mindwalker Series, the Crayon Crawler Browser, the Spirit 32 Voice Mailer and all the tradenames associated with the names "Crayon Crawler," "Mindwalker" and "Mariah" to the Company. The sale was closed on February 14, 2000. At closing, the Company delivered to Spirit 32 250,000 shares of the Company's restricted common stock together with cash in the amount of $100,000. All closing obligations were fulfilled by the parties in accordance with the terms of the Technology Purchase Agreement on or prior to closing.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS.

     (a) Listed below are the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

          None


     (c) EXHIBITS.  The following exhibits are filed herewith:

EXHIBIT
NUMBER     DESCRIPTION                                    LOCATION
-------    -----------                                    --------

10.1       Technology Purchase Agreement       Filed herewith electronically




                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    1ST NET TECHNOLOGIES, INC.


DATE: February 29, 2000             By: /s/ James Watson
                                        James Watson
                                        Chief Executive Officer

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